Exhibit 7.1

COMPUTATION OF EARNINGS TO FIXED CHARGES

Consolidated Ratio of Earnings to Fixed Charges Calculated under Dutch GAAP

	For the Year Ended December 31,

	2004	2003	2002	2001	2000

	(in millions of € except ratios)
Excluding Interest on Deposits (1)
Operating Profit before Taxes (2)	5,451	4,918	3,388	4,428	3,825
Add: Fixed Charges	2,771	2,989	4,153	4,664	5,014

Earnings before Taxes and Fixed Charges	8,222	7,907	7,541	9,092	8,839

Fixed Charges	2,771	2,989	4,153	4,664	5,014

Ratio of Earnings to Fixed Charges	2.97	2.65	1.82	1.95	1.76

Including Interest on Deposits (1)
Fixed Charges as above	2,771	2,989	4,153	4,664	5,014
Add: Interest on deposits	10,759	10,817	13,372	20,259	22,818

Total Fixed Charges and Interest on deposits	13,530	13,806	17,525	24,923	27,832

Earnings before Taxes and Fixed Charges	8,222	7,907	7,541	9,092	8,839
Add: Interest on deposits	10,759	10,817	13,372	20,259	22,818

Earnings before Taxes and Fixed Charges and Interest
on deposits	18,981	18,724	20,913	29,351	31,657
Ratio of Earnings to Fixed Charges	1.40	1.36	1.19	1.18	1.14

(1)	Deposits include Banks and Total customer accounts.
(2)	Operating profit before taxes for 2001 and 2000 includes extraordinary items.

Consolidated Ratio of Earnings to Fixed Charges Calculated under U.S. GAAP

	For the Year Ended December 31,

	2004	2003	2002	2001	2000

	(in millions of € except ratios)
Excluding Interest on Deposits (1)
Operating Profit before Taxes (2)	3,681	4,967	3,711	2,077	4,245
Add: Fixed Charges	2,771	2,989	4,153	4,664	5,014

Earnings before Taxes and Fixed Charges	6,452	7,956	7,864	6,741	9,259

Fixed Charges	2,771	2,989	4,153	4,664	5,014

Ratio of Earnings to Fixed Charges	2.33	2.66	1.89	1.45	1.85

Including Interest on deposits (1)
Fixed Charges (as above)	2,771	2,989	4,153	4,664	5,014
Add: Interest on deposits	10,759	10,817	13,372	20,259	22,818

Total Fixed Charges and Interest on deposits	13,530	13,806	17,525	24,923	27,832
Earnings before Taxes and Fixed Charges	6,452	7,956	7,864	6,741	9,259
Add: Interest on deposits	10,759	10,817	13,372	20,259	22,818

Earnings before Taxes and Fixed Charges and Interest
on deposits	17,211	18,773	21,236	27,000	32,077
Ratio of Earnings to Fixed Charges	1.27	1.36	1.21	1.08	1.15

(1)	Deposits include Banks and Total customer accounts.
(2)	Operating profit before taxes for 2001 and 2000 includes extraordinary items.